Exhibit 10.24

Execution Version

Patent and Know-How License Agreement

This Patent and Know-How License Agreement ("Agreement"), dated as of June 30, 2019 (the "Effective Date"), is by and between Miromatrix Medical Inc., a Delaware corporation ("Licensor"), and Reprise Biomedical, Inc., a Minnesota corporation ("Licensee") (collectively, the "Parties" or each, individually, a "Party").

WHEREAS, Licensor owns the entire right, title, and interest in and has the right to license to Licensee the Licensed Patents and Licensed Know-How; and

WHEREAS, Licensee wishes to practice the Licensed Patents and Licensed Know-How in the Field of Use in connection with the Licensed Products and the development of new products, and Licensor is willing to grant to Licensee a license to and under the Licensed Patents and Licensed Know-How on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms have the following meanings:

1.1	"Action" has the meaning set forth in Section 12.1.

1.2	"Agreement" has the meaning set forth in the preamble.

1.3	"Auditor" has the meaning set forth in Section 5.2(a).

1.4	"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by Law to be closed for business.

1.5	"Change of Control" means with respect to a Person: (a) an acquisition, reorganization, merger, or consolidation of such Person by or with any other Person in which the holders of the voting securities of such Person outstanding immediately before such transaction cease to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity, directly or indirectly, immediately after such transaction; (b) a transaction or series of related transactions in which any other Person, together with its affiliates (if applicable), becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Person; or (c) the sale or other transfer to any other Person of all or substantially all of such Person’s assets.

1.6	"Clinical Use" means use for treatment of patients and specifically not, for research and development purposes.

1.7	"Confidential Information" means all non-public, confidential, or proprietary information of Licensor or its affiliates, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as "confidential" and includes the terms and existence of this Agreement and any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary, including, specifically: (a) the Licensed Know-How; (b) Licensor’s other unpatented inventions, ideas, methods, discoveries, know-how, trade secrets, unpublished patent applications, invention disclosures, invention summaries, and other confidential intellectual property; and (c) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials prepared by or for Licensee or its affiliates that contain, are based on, or otherwise reflect or are derived from any of the foregoing in whole or in part.

Confidential Information does not include information that Licensee can demonstrate by documentation: (x) was or is independently developed by Licensee or its affiliates without reference to or use of any Confidential Information; (y) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, Licensee or its affiliates; or (z) was received by Licensee or its affiliates from a third party who was not, at the time, under any obligation to Licensor or any other Person to maintain the confidentiality of such information.

1.8	"Effective Date" has the meaning set forth in the preamble.

1.9	"Existing Products" means the products listed Schedule 2.

1.10	"Field of Use" means acellular extracellular matrix products derived from perfusion decellularization but excluding: (i) decellularized Whole Organs; (ii) all non-clinical applications; and (iii) use in three-dimensional printing applications including but not limited to mapping associated therewith. For the avoidance of doubt, under no circumstances does the Field of Use include the addition of cells to the extracellular matrix.

1.11	"GAAP" means United States generally accepted accounting principles consistently applied.

1.12	"Governmental Authority" means any federal, state, national, supranational, local, or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board, or bureau thereof, or any court, tribunal, or arbitrator.

1.13	"Improvement" means any patent or patent application filed within (or having a priority date within) the period beginning on the Effective Date and ending on the earlier of (a) the fifth anniversary of the Effective Date or (b) the effective date of a Change of Control that are (x) owned or controlled by Licensee or its affiliates and (y) specifically relate to perfusion decellularization.

1.14	"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

1.15	"Licensed Know-How" means any and all technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs, and other knowledge, information, skills, and materials owned or controlled by Licensor directly related to the Existing Products existing as of the Effective Date.

1.16	"Licensed Patent(s)" means collectively the patents and patent applications listed in Schedule 1 together with all patents that issue therefrom, substitutions, reissues, re-examinations, and renewals of any of the foregoing.

1.17	"Licensed Product(s)" means all products within the Field of Use, including but not limited to the Existing Products, that (a) the manufacture, use, offer for sale, sale, or importation of which by Licensee would, but for this Agreement, infringe a Valid Claim or (b) incorporate or use any element of the Licensed Know-How in its design or manufacture.

1.18	"Licensee" has the meaning set forth in the preamble.

1.19	"Licensor" has the meaning set forth in the preamble.

1.20	"Losses" means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

1.21	"Minimum Royalty" means the minimum amount payable for each year during the Term as set forth in Schedule 3.

1.22	"Miromatrix Origin Patents" means the Licensed Patents listed in Schedule 1 under the heading Miromatrix Origin Patents.

1.23	"Net Sales" means the gross amount invoiced for a bona fide sale or disposition for value to a party not an affiliate of the Licensee of a Licensed Product minus (i) all trade, quantity, and discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) applicable duties, and (iv) applicable excise, sale and use taxes, (v) out of pocket expenses for freight and shipping of Licensed Product.

No deductions from Net Sales may be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by Licensee and on its payroll, or for cost of collections. Licensed Products will be considered "sold" at the earlier of: (x) when such Licensed Product is shipped to the third-party purchaser or (y) when billed or invoiced.

All calculations of Net Sales must be in accordance with GAAP and based on, or valued as if based on, bona fide arms’ length transactions and not on any bundled, loss-leading, or other blended or artificial selling or transfer price. Net Sales do not include sales or transfers by Licensee to its affiliates for resale; provided that the Net Sales calculation will include the amounts invoiced by such affiliate on the resale of such Licensed Products.

1.24	"New Licensed Patent" means the Licensed Patent listed in Schedule 1 under the heading New Licensed Patent.

1.25	"Other Licensed Patents" means the Licensed Patents listed in Schedule 1 under the heading Other Licensed Patents.

1.26	"Party" has the meaning set forth in the preamble.

1.27	"Payment Statement" has the meaning set forth in Section 4.4(c).

1.28	"Person(s)" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

1.29	"Quarterly Period" means each period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.

1.30	"Representatives" means a Party’s and its affiliates’ employees, officers, directors, consultants, and legal advisors.

1.31	"Royalty" has the meaning set forth in Section 4.1.

1.32	"Royalty End Date" has the meaning set forth in Section 4.2.

1.33	"Sell-Off Period" has the meaning set forth in Section 14.3(b).

1.34	"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other business entity that is controlled by such Person, and "control" has the meaning given to it in the definition of "affiliate."

1.35	"Term" has the meaning set forth in Section 14.1

1.36	"Territory" means world-wide.

1.37	"University Agreement" has the meaning set forth in Section 4.1.

1.38	"Valid Claim" means, on a country-by-country basis, a claim of an unexpired issued or granted Licensed Patent as long as the claim has not been admitted by Licensor or otherwise caused to be invalid or unenforceable through reissue, disclaimer, or otherwise, or held invalid or unenforceable by a Governmental Authority of competent jurisdiction from whose judgment no appeal is allowed or timely taken.

1.39	"Whole Organ" means intact decellularized organs, where for the avoidance of doubt, intact is defined as an organ that retains >75% of the original volume of the starting organ including, as applicable, but not limited to, upon complete inflation or a liver lobe or lung lobe capable of being recellularized for function.

2.	Grant/Patents.

2.1	Licensed Patents License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Term a nontransferable, nonsublicensable, exclusive right and license under the Licensed Patents in the Field of Use to make, use, offer to sell, sell, and import Licensed Products in the Territory. For the avoidance of doubt, no "have made" rights are granted hereunder and Licensee has no right to permit any third party to make any Licensed Products. Further, for the avoidance of doubt, Licensor may make, use, sell, offer for sale and/or import products outside the Field of Use using the Licensed Patents.

2.2	Know-How License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Term a nontransferable, nonsublicensable, exclusive right and license in the Field of Use under the Licensed Know-How to make, use, offer to sell, sell, and import Licensed Products. For the avoidance of doubt, no "have made" rights are granted hereunder and Licensee has no right to permit any third party to make any Licensed Products. Further, for the avoidance of doubt, Licensor may make, use, sell, offer for sale and/or import products outside the Field of Use using the Licensed Know-how.

2.3	No Laundering. The right and license granted to Licensee hereunder are intended to cover only bona fide products or services of Licensee and do not cover any activity of or arrangement with any third party for the primary purpose of extending rights under the Licensed Patents and Licensed Know-How to such third party or to cover such third party’s products. Without limiting the foregoing, Licensee shall not "have made" any Licensed Products from designs owned by any unlicensed third party solely for resale to or on behalf of such third party.

2.4	Limited Grant. Except for the rights and licenses granted by Licensor under this Section 2, this Agreement does not grant to Licensee or any other Person any right, title, or interest by implication, estoppel, or otherwise. Without limiting the foregoing, nothing in this Agreement grants by implication, estoppel, or otherwise, any right, title, or interest in, to, or under any patents owned or controlled by Licensor other than Licensed Patents. All rights, titles, and interests not specifically and expressly granted by Licensor hereunder are hereby reserved.

3.	Improvements/Prosecution of Miromatrix Origin Patents.

3.1	Licensee Improvements. Licensee hereby grants to Licensor a non-exclusive, nonsublicensable, nontransferable, worldwide, royalty-free, license to all Improvements for use by Licensor to make, use, sell, offer for sale and/or import Licensor's products solely outside the Field of Use. Licensee shall disclose each Improvement to Licensor in writing within thirty (30) Business Days of the filing of the relevant Improvement patent application, including a summary of the subject matter claimed in such Improvement patent application. Licensee agrees that it will enter into appropriate agreements with its employees and contractors such that Licensee owns the right to Improvements made by them and is able to grant the license being granted by this Section 3.1. For the avoidance of doubt, use of the Licensee Improvements in the process of making products for import, use, offering for sale and sale outside the Field of Use shall not be precluded because one or more steps in the process of making such products falls within the Field of Use.

3.2	Licensee, in consultation with Licensor, shall be responsible for: (a) the continued prosecution of the Miromatrix Origin Patents; and (b) the maintenance of the Miromatrix Origin Patents. Licensee shall retain counsel of its choice to file and prosecute such patent applications, which engagement shall be subject to Licensor's prior written consent, which consent shall not be unreasonably withheld. Upon mutual agreement of the parties, which agreement shall not be unreasonably withheld by either party, Licensor may elect to become a client of such patent counsel in connection with the prosecution and/or the maintenance of any Miromatrix Origin Patents.

3.3	If following consultation between the Parties, Licensee intends not to pursue the prosecution or maintenance of a Miromatrix Origin Patent in a particular country or to take any other action with respect to a Miromatrix Origin Patent in a particular country, then Licensee shall so notify Licensor promptly in writing and in good time to enable Licensor to meet any deadlines by which an action must be taken to establish or preserve any such rights. Upon receipt of any such notice by Licensee or if, at any time, Licensee fails to initiate any such action within thirty (30) days after a request by the Licensor that it do so (and thereafter diligently pursue such action), Licensor shall have the right, but not obligation, to pursue filing or registration, or support the continued prosecution or maintenance, of such Miromatrix Origin Patent at its expense in such country. If Licensor elects to pursue such filing or registration, as the case may be, or continue such support, then Licensor shall notify Licensee of such election and Licensee shall, and shall cause its agents and Affiliates to, cooperate with Licensor in this regard. If Licensee either chooses to not to take action or fails to take a required action as required by this Section 3.3 on a Miromatrix Origin Patent issued or pending in the United States, then such patent or patent application will be removed from the list of Miromatrix Origin Patents.

4.	Royalties/Payments.

4.1	Royalty. In consideration of the rights and licenses granted under this Agreement, Licensee shall pay to Licensor a royalty of six and one-half percent (6.5%) of Net Sales of all Licensed Products sold between the Effective Date and the earlier of the expiration of the Term and the Royalty End Date ("Royalty"). For the avoidance of doubt, the Royalty is the same in amount and term as the royalty owed by Licensor for the Net Sales of all Licensed Products under a Patent Assignment Agreement with the University of Minnesota originally effective as of February 4, 2010 (the “University Agreement”), and Licensor shall be entitled to no additional Royalty from Licensee under this Agreement beyond that what is owed to the University of Minnesota from the Licensed Products. If at any time during the Term the royalty owed by Licensor to the University of Minnesota for the Net Sales of the Licensed Products is reduced, then the Royalty shall be reduced by a corresponding amount.

4.2	Minimum Royalty. If the Royalty for any calendar year is less than the Minimum Royalty, Licensee shall pay Licensor the Royalty plus the difference between the Minimum Royalty and the Royalty for that calendar year. If Licensee fails to pay any shortfall in the Minimum Royalty within five (5) Business Days after the date when such Minimum Royalty is due, Licensor may terminate this Agreement on five (5) Business Days prior written notice. No Royalty shall apply to Net Sales after November 28, 2028 (the “Royalty End Date”), provided that Licensee will pay in by January 5, 2029 any shortfall in achieving the Minimum Royalty in the year 2028.

4.3	Taxes. Royalties and other sums payable under this Agreement are exclusive of taxes. Licensee will be responsible for all sales, use, excise, and value added taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local Governmental Authority on any amounts payable by Licensee hereunder, other than any taxes imposed on, or with respect to, Licensor’s income and shall pay all such royalties and other sums payable hereunder free and clear of all deductions and withholdings whatsoever, unless the deduction or withholding is required by law. If any deduction or withholding is required by law, Licensee shall pay to Licensor such sum as will, after the deduction or withholding has been made, leave Licensor with the same amount as it would have been entitled to receive without any such requirement to make a deduction or withholding.

4.4	Payment Terms and Royalty Statements.

(a)	Licensee shall pay all Royalties, Minimum Royalties, and any other sums payable under this Agreement for each Quarterly Period within thirty (30) days of the end of such Quarterly Period. Licensee shall make all payments in US dollars by wire transfer of immediately available funds to a bank account to be designated in writing by Licensor. Licensor shall use Licensee’s payments of Royalties and Minimum Royalties solely and fully to pay the royalties owed to the University of Minnesota with respect to the Licensed Products and shall make such payment within five (5) days of receipt of payment from Licensee. If, after notice of breach and a ten (10) day opportunity to cure, Licensor has not cured a breach of the preceding sentence, then Licensee may pay (at its sole option) the University of Minnesota directly for any amounts owed to them and offset such amounts paid against any other amounts due to Licensor hereunder for the remainder of the Term.

(b)	If Licensee is prohibited by a Governmental Authority in any country from making any payment due under this Agreement, then within the prescribed period for making the payment, Licensee shall promptly request permission from the Governmental Authority to make the payment and shall make the payment within thirty (30) days after receiving permission. If permission is not received within sixty (60) days after Licensee’s request then Licensee, at the option of Licensor, shall either deposit the payment in the currency of the relevant country in a bank account within that country designated by Licensor or make the payment to an affiliate of Licensor designated by Licensor and having an office in the relevant country or in another country designated by Licensor.

(c)	On or before the due date for all payments to Licensor pursuant to Section 4.1, Licensee shall provide Licensor with a statement ("Payment Statement") showing for the relevant Quarterly Period:

(i)	the gross amount invoiced by Licensor to any third party for the sale to such third party of Licensed Products;

(ii)	the type and amount of all deductions and offsets allocated with respect to such sale of Licensed Products;

(iii)	the calculation of Net Sales, including the applicable Royalty rate;

(iv)	the exchange rate used for calculating any Royalties; and

(v)	such other particulars as are necessary for an accurate accounting of the payments due pursuant to this Agreement.

(d)	If payments are not received by Licensor within five (5) Business Days after becoming due, Licensee shall pay to Licensor interest on the overdue payment from the date such payment was due to the date of actual payment at a rate of one and one-half percent (1.5%) per month, or if lower, the maximum amount permitted under applicable Law

4.5	Patent-Related Expenses. The Licensee shall pay invoices for patent-related expenses incurred under Section 3.2 for the Miromatrix Origin Patents within thirty (30) days of its receipt of the Licensor’s invoice. With respect to each invoice, the Licensor shall use reasonable efforts to specify the date on which the patent-related expense was incurred and the purpose of the expense (including, as applicable, a summary of patent attorney services giving rise to the expense).

5.	Records and Audit.

5.1	Records. Licensee shall keep complete and accurate records of its sales, transfers, and other dispositions of Licensed Product necessary for the calculation of payments to be made to Licensor hereunder. Licensee shall maintain such records for the longer of: (a) the period of time required by applicable Law, or (b) three (3) years following expiration or termination of this Agreement.

5.2	Audit.

(a)	Licensor, at its own expense, may at any time within two (2) years after receiving any Payment Statement from Licensee, nominate an independent certified public accountant ("Auditor") whom Licensee shall permit to have access to Licensee’s records during Licensee’s normal business hours for the purpose of verifying all payments made under this Agreement.

(b)	Licensor shall provide to Licensee a copy of the Auditor’s audit report within seven (7) Business Days of Licensor’s receipt of the report. If the report shows that payments made by Licensee are deficient, Licensee shall pay Licensor the deficient amount plus interest on the deficient amount, as calculated pursuant to Section 4.4(c), within five (5) Business Days after Licensee’s receipt of the audit report. If payments made by Licensee are found to be deficient by more than five percent (5%), Licensee shall pay for the cost of the audit.

6.	Challenges to Licensed Patents. If, during the Term, Licensee or any of its affiliates institutes or actively participates as an adverse party in, or otherwise provides material support to, any action, suit, or other proceeding to invalidate or limit the scope of any Licensed Patent claim or obtain a ruling that any Licensed Patent claim is unenforceable or not patentable or that any Licensed Products would not, but for the licenses granted hereunder, infringe one or more claims of any Licensed Patent, Licensor may, after notice of breach of this Section 6 and a ten (10) Business Day opportunity to cure such breach, upon written notice to Licensee, increase the amount of the Royalty to be paid by Licensee to Licensor under Section 4.1 to $300,000 per month during the pendency of such action, suit or proceeding and that such payment shall not be paid into any escrow or other similar account.

7.	Enforcement; Third-Party Infringement Claims.

7.1	Notice of Infringement or Third-Party Claims. If (a) either Party believes that any Licensed Patent or Licensed Know-How is being infringed or misappropriated by a third party in the Field of Use, or (b) if a third party alleges that any Licensed Patent is invalid or unenforceable, or claims that a Licensed Product, or its use, development, manufacture, or sale infringes such third party’s intellectual property rights in the Field of Use, the Party possessing such belief or awareness of such claims shall promptly provide written notice to the other Party and provide it with all details of such infringement or claim, as applicable, that are known by such Party.

7.2	Right to Bring Action or Defend.

(a)	Licensor has the sole right and discretion to prevent or abate any actual or threatened misappropriation or infringement and attempt to resolve any claims relating to the Other Licensed Patents, New Licensed Patent and Licensed Know-How, including by (a) prosecuting or defending any inter partes review, post-grant review, covered business method patent review, opposition, derivation, interference, declaratory judgment, federal district court, US Patent and Trademark Office, US International Trade Commission, or other proceeding of any kind, and (b) taking any other lawful action that Licensor, in its sole discretion, believes is reasonably necessary to protect, enforce, or defend any Other Licensed Patent, New Licensed Patent or Licensed Know-How. Licensor has the right to prosecute or defend any such proceeding in Licensor’s own name or, if required by applicable Law or otherwise necessary or desirable for such purposes, in the name of Licensee and may join Licensee as a party if a court of competent jurisdiction determines Licensee is an indispensable party to such proceeding. Licensor shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein.

(b)	Licensee shall and hereby does irrevocably and unconditionally waive any objection to Licensor’s joinder of Licensee to any proceeding described in Section 7.2(a) on any grounds whatsoever, including on the grounds of personal jurisdiction, venue, or forum non conveniens. If Licensor brings or defends any such proceeding, Licensee shall cooperate in all respects with Licensor in the conduct thereof, and assist in all reasonable ways, including having its employees testify when requested, and make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like, at Licensee’s own cost, subject to Licensor’s reimbursement of all out-of-pocket expenses incurred by Licensee in providing Licensee such assistance.

(c)	If requested to do so by Licensee, Licensor may (in its sole right and discretion) attempt to prevent or abate any actual or threatened misappropriation or infringement and attempt to resolve any claims relating to the Miromatrix Origin Patents, including by (a) prosecuting or defending any inter partes review, post-grant review, covered business method patent review, opposition, derivation, interference, declaratory judgment, federal district court, US Patent and Trademark Office, US International Trade Commission, or other proceeding of any kind, and (b) taking any other lawful action that Licensor, in its sole discretion, believes is reasonably necessary to protect, enforce, or defend any Miromatrix Origin Patents. Licensor has the right to prosecute or defend any such proceeding in Licensor’s own name or, if otherwise necessary or desirable for such purposes, in the name of Licensee and may join Licensee as a party. Licensor shall have the right to control the conduct thereof, subject to Licensee having the option to provide input to Licensor. Licensor shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein.

7.3	Recovery and Settlement. If Licensor undertakes the enforcement or defense of any Licensed Patent or Licensed Know-How:

(a)	any recovery, damages, or settlement derived from such suit, action, or other proceeding will be retained in its entirety by Licensor; and

(b)	Licensor may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of Licensee provided that Licensor shall not settle any such suit, action, or other proceeding in a manner that adversely affects the rights of Licensee concerning the Other Licensed Patents, New Licensed Patent and Licensed Know-How without Licensee’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.

7.4	Intervention. If any suit, action, or other proceeding alleging invalidity or non-infringement of any Licensed Patent is brought against Licensee, Licensor, at its option, will have the right to intervene and take over the sole defense of the suit, action, or other proceeding at its own expense.

7.5	Abandonment. Notwithstanding anything to the contrary in this Agreement, Licensor has no obligation to maintain or enforce any patent in the Licensed Patents and may abandon any patent application or patent in the Licensed Patents at any time.

8.	Compliance with Laws.

8.1	Patent Marking. Licensee shall comply with the patent marking provisions of 35 USC § 287(a) by marking the labelling of all Licensed Products with the word "patent" or the abbreviation "pat." and either the numbers of the relevant Licensed Patents or a web address that is freely accessible to the public and that associates the Licensed Products with the relevant Licensed Patents. Licensee shall also comply with patent marking Laws.

8.2	Regulatory Clearance. Licensee shall, at Licensee’s expense, comply with all applicable Laws and safety standards concerning Licensed Products developed and commercialized by or under the authority of Licensee and obtain all necessary Governmental Authority approvals for the development, production, distribution, sale, and use of Licensed Products developed and commercialized by or under the authority of Licensee, including any safety or clinical studies. Licensee will have responsibility for and provide suitable warning labels, packaging, and instructions as to the use for such Licensed Products.

8.3	Export Compliance. Licensee shall not, directly or indirectly, export or re-export the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of any applicable Laws.

9.	Confidentiality.

9.1	Confidentiality Obligations. Each Party (the "Receiving Party") acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other Party (the "Disclosing Party"). As a condition to being provided with Confidential Information, the Receiving Party shall, during the Term and for twenty (20) years thereafter:

(a)	not use the Disclosing Party’s Confidential Information other than as strictly necessary to perform its obligations under this Agreement; and

(b)	maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 9.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:

(i)	have a need to know the Confidential Information for purposes of the Receiving Party’s performance, or exercise of its rights concerning the Confidential Information, under this Agreement;

(ii)	have been apprised of this restriction; and

(iii)	are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 9.1, provided further that the Receiving Party will be responsible for ensuring its Representatives’ compliance with, and will be liable for any breach by its Representatives of, this Section 9.1.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses for its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

9.2	Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

(a)	provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under Section 9; and

(b)	disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance under Section 9, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

10.	Representations and Warranties.

10.1	Mutual Representations and Warranties. Each Party represents and warrants to the other party that as of the Effective Date:

(a)	it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b)	it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(c)	the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

(d)	when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

10.2	Licensee Representation and Warranties. Licensee represents and warrants that it has not received any notice or threat of any claim, suit, action, or proceeding, and has no knowledge or reason to know of any information, that could: (a) invalidate or render unenforceable any claim of any Licensed Patent; (b) prove that the Licensed Products are not covered by any claim of any Licensed Patent; or (c) cause any claim of any Licensed Patent to fail to issue or be materially limited or restricted as compared with its currently pending scope.

10.3	Licensor Representations and Warranties.

(a)	Licensor represents and warrants that, to Licensor’s knowledge, Licensor is the owner of the entire right, title, and interest in and to the Licensed Patents and Licensed Know-How. For purposes of this Section 10.3, "Licensor’s knowledge" means to the actual knowledge of Licensor regarding the facts and information in the possession of Licensor’s officers as of the Effective Date, but without any duty to conduct any investigation with respect to such facts and information

(b)	Licensor further represents and warrants that the Licensed Patents represent all of Licensor’s patents for the Licensed Products in the Field of Use.

10.4	Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.3, LICENSOR DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY, AND SCOPE OF THE LICENSED PATENTS, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE, OR LIKELIHOOD OF SUCCESS (COMMERCIAL, REGULATORY OR OTHER) OF THE LICENSED PRODUCTS, LICENSED KNOW-HOW, AND ANY OTHER TECHNICAL INFORMATION, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES, OR PRACTICES AT ANY TIME MADE AVAILABLE BY LICENSOR, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE, OR TRADE PRACTICE. WITHOUT LIMITATION TO THE FOREGOING, LICENSOR WILL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE MANUFACTURE, USE, OFFER FOR SALE, SALE, OR IMPORT OF A LICENSED PRODUCT, OR THE PRACTICE OF THE LICENSED PATENTS; (B) THE USE OF OR ANY ERRORS OF OMISSIONS IN ANY KNOW-HOW, TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY LICENSOR; OR (C) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.

11.	Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, LICENSOR WILL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

12.	Indemnification.

12.1	Licensee Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor and its affiliates, and each of Licensor’s and its affiliates’ respective officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from (a) Licensee’s breach of any representation, warranty, covenant, or obligation under this Agreement, or (b) use by Licensee of Licensed Patents or Licensed Know-How, or (c) any use, sale, transfer, or other disposition by Licensee of Licensed Products or any other products made by use of Licensed Patents or Licensed Know-How (each an "Action").

12.2	Licensor Indemnification. Licensor shall indemnify, defend, and hold harmless Licensor and its affiliates, and each of Licensor’s and its affiliates’ respective officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from Licensor’s breach of any representation, warranty, covenant, or obligation under this Agreement, including breach of the University Agreement with respect to the Licensed Patents.

12.3	Indemnification Procedure. The party claiming indemnification (the “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing of any Action and cooperate with the Indemnifying Party at the Indemnifying Party’s sole cost and expense. Subject to Section 7, the Indemnifying Party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend the Action, at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall not settle any Action in a manner that adversely affects the rights of the Indemnified Party or its affiliates without the Indemnified Party’s or its affiliates’ prior written consent. The Indemnified Party’s or its affiliates’ failure to perform any obligations under this Section 12.3 will not relieve the Indemnifying Party of its obligation under Section 12 except to the extent the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of the failure. The Indemnified Party and its affiliates may participate in and observe the proceedings at their own cost and expense with counsel of their own choosing.

13.	Insurance.

13.1	Licensee Insurance. Throughout the Term and for a period of three (3) years after the Term, Licensee shall, at its sole cost and expense, obtain, pay for, and maintain in full force and effect commercial general liability and professional liability (Errors and Omissions) insurance in commercially reasonable and appropriate amounts that (a) provides product liability coverage concerning the Licensed Products and contractual liability coverage for Licensee’s defense and indemnification obligations under this Agreement, and (b) in any event, provide commercial general liability limits of not less than two million US dollars ($2,000,000) and product liability insurance limits of not less than ten million US dollars ($10,000,000), in each case as an annual aggregate for all claims each policy year. To the extent any insurance coverage required under this Section 13.1 is purchased on a "claims-made" basis, such insurance must cover all prior acts of Licensee during the Term. Licensee shall have Licensor named in each policy as an additional insured. Upon request by Licensor, Licensee shall provide Licensor with certificates of insurance or other reasonable written evidence of all coverages described in this Section 13.1. Additionally, Licensee shall provide Licensor with written notice at least thirty (30) Business Days prior to Licensee cancelling, not renewing, or materially changing the insurance.

13.2	Licensor Insurance. Throughout the Term and for a period of three (3) years after the Term, Licensor shall, at its sole cost and expense, obtain, pay for, and maintain in full force and effect commercial general liability and professional liability (Errors and Omissions) insurance in commercially reasonable and appropriate amounts that (a) provides product liability coverage concerning versions of the Licensed Products sold by the Licensor prior to the Effective Date and contractual liability coverage for Licensor’s defense and indemnification obligations under this Agreement, and (b) in any event, provide commercial general liability limits of not less than two million US dollars ($2,000,000) and product liability insurance limits of not less than ten million US dollars ($10,000,000), in each case as an annual aggregate for all claims each policy year. To the extent any insurance coverage required under this Section 13.2 is purchased on a "claims-made" basis, such insurance must cover all prior acts of Licensor prior to the Term. Licensor shall have Licensee named in each policy as an additional insured. Upon request by Licensee, Licensor shall provide Licensee with certificates of insurance or other reasonable written evidence of all coverages described in this Section 13.2. Additionally, Licensor shall provide Licensee with written notice at least thirty (30) Business Days prior to Licensor cancelling, not renewing, or materially changing the insurance.

14.	Term and Termination.

14.1	Term. This Agreement is effective as of the Effective Date and, unless terminated earlier in accordance with Section 14.2, will continue in full force and effect for each Licensed Product and country on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the last to expire Valid Claim of a Licensed Patent (the "Term").

14.2	Termination for Cause. Licensor may terminate this Agreement immediately by giving written notice to Licensee if:

(a)	Licensee fails to pay any amount due under this Agreement on the due date for payment and remains in default not less than five (5) Business Days after Licensor’s written notice to make such payment, including the payment of interest in accordance with Section 4.5(d);

(b)	Licensee breaches this Agreement (other than through a failure to pay any amounts due under this Agreement) and, if such breach is curable, fails to cure such breach within thirty (30) days of Licensor’s written notice of such breach; or

(c)	Licensee: (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

14.3	Effect of Termination.

(a)	Within thirty (30) Business Days after termination or expiration of this Agreement, Licensee shall: (i) submit a Payment Statement to Licensor, and any payments due Licensor will become immediately payable with submission of the final Payment Statement; (ii) if termination was due to breach by the Licensee, immediately cease all activities concerning, including all practice and use of, the Licensed Patents and Licensed Know-How, except as expressly permitted under Section 14.3(b); and (iii) within thirty (30) Business Days after termination or expiration: (A) return to Licensor all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on Licensor’s Confidential Information; (B) permanently erase such Confidential Information from its computer systems; and (C) certify in writing to Licensor that it has complied with the requirements of this Section 14.3(a).

(b)	For a period of ninety (90) Business Days after the effective date of the termination of this Agreement (other than termination by Licensor pursuant to Section 14.2(a), (b) or (d) ) (the "Sell-Off Period"), Licensee will have the right to sell or otherwise dispose of all existing Licensed Products in its possession and to complete the manufacture of and sell all Licensed Products in the course of manufacture as of the effective date of such expiration or termination. Licensee shall ensure that all sales of Licensed Products during the Sell-Off Period are in accordance with the applicable terms and conditions of this Agreement, including the Royalty and reporting obligations under Section 4. For the avoidance of doubt, this Section 14.3(b) shall not apply if the Agreement expires at the end of the Term in which event Licensee may continue to manufacture and sell all Licensed Products.

14.4	Survival.

(a)	The rights and obligations of the Parties set forth in this Section 14.4 and Section 1 (Definitions), Section 4 (Royalties/Payments), Section 6 (Challenges to Licensed Patents), Section 9 (Confidentiality), Section 10 (Representations and Warranties), Section 12 (Indemnification), Section 14.3 (Effect of Termination), and Section 15 (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

(b)	If the Agreement expires at the end of the Term (and isn’t terminated before the end of the Term under Section 14.2), then Section 2.2 (Know-How License) shall survive the expiration of the Agreement.

15.	Miscellaneous.

15.1	Force Majeure. Licensor will not be in default by reason of any failure or delay in the performance of its obligations hereunder, except for Licensee’s payment obligations, where such failure or delay is due to any circumstance or cause beyond its reasonable control, including strikes, labor disputes, civil disturbances, riot, rebellion, invasion, epidemic, hostilities, war, terrorist attack, embargo, natural disaster, acts of God, flood, fire, sabotage, fluctuations or non-availability of electrical power, heat, light, air conditioning.

15.2	Further Assurances. Each Party shall, upon the reasonable request, and at the sole cost and expense, of the other party, promptly execute such documents and take such further actions as may be necessary to give full effect to the terms of this Agreement.

15.3	Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for or bind the other party in any manner whatsoever.

15.4	Use of Trademarks/names. Unless expressly permitted under this Agreement or a separate agreement between the Parties, neither Party may use the other party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other party.

15.5	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

If to Licensor:	Miromatrix Medical, Inc. 10399 West 70th Street Eden Prairie, Minnesota 55344 Attention: President E-mail: jross@miromatrix.com With a copy to
Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Attention: Steven Kennedy E-mail: Steven.Kennedy@FaegreBD.com
If to Licensee:	Reprise Biomedical, Inc. 10399 West 70th Street Eden Prairie, Minnesota 55344 Attention: President E-mail: cpowers@reprisebio.com

15.6	Interpretation. For purposes of this Agreement: (a) the words "include," "includes," and "including" will be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

15.7	Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

15.8	Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement and those of any Schedule or other document, the following order of precedence will govern: (a) first, this Agreement, excluding its Schedules; (b) second, the Schedules to this Agreement as of the Effective Date; and (c) third, any other documents incorporated herein by reference.

15.9	Assignment. Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise. Notwithstanding the preceding sentence, either Party may assign, delegate or transfer its obligations or performance under this Agreement in connection with a sale of all or substantially all of its assets without the other Party's prior written consent. Further, Licensor may sell the assets of any product or product line (including a license to or a partial assignment of the rights granted to Licensor under Section 3.1) without the prior approval of the Licensee. No delegation or other transfer will relieve a Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 15.9 is void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

15.10	No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

15.11	Amendment; Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

15.12	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.13	Governing Law; Submission to Jurisdiction.

(a)	This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Minnesota, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Minnesota.

(b)	Any action, suit, or other proceeding arising out of or related to this Agreement or the licenses granted hereunder must be instituted exclusively in the federal courts of the United States or the courts of the State of Minnesota, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party’s address set forth herein will be effective service of process for any action, suit, or other proceeding brought in any such court.

15.14	Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury for any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

15.15	Equitable Relief. Each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies are not exclusive but are in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

15.16	Attorneys’ Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either Party against the other Party arising out of or related to this Agreement, the prevailing Party will be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing Party.

15.17	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission (to which assigned PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSOR – Miromatrix Medical, Inc.
By	/s/ Jeff Ross
Name: Jeff Ross
Title: Chief Executive Officer

LICENSEE – Reprise Biomedical, Inc.
By	/s/ Carrie Powers
Name: Carrie Powers
Title: President and Chief Executive Officer

SCHEDULE 1

LICENSED PATENTS

Miromatrix Origin Patents

Title:	Matter Type	Country	Status	Application #
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Australia	Issued	2013274322
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Brazil	Pending	BR1120140312249
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Canada	Pending	2,876,648
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	China	Issued	201380041965.9
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	European Patent Office	Pending	13732752.4
METHODS OF DECELLULARIZING BONE	Utility - ORG	Hong Kong	Pending	15109884.3
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	India	Pending	11201/DELNP/2014
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Japan	Pending	2015-517391
METHODS OF DECELLULARIZING BONE	Utility - DIV	Japan	Pending	2018-248452
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Republic of Korea	Pending	10-2015-7000492
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Mexico	Issued	MX/a/2014/015270
METHODS OF DECELLULARIZING BONE	Utility - NSPCT	Singapore	Issued	11201408337P
METHODS OF DECELLULARIZING BONE	Utility - NPREG	United States of America	Issued	13/787,625

GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - NSPCT	Australia	Pending	2016235074
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - NSPCT	China	Pending	201680027075.6
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - NSPCT	European Patent Office	Pending	16730926.9
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - ORG	Hong Kong	Pending	18109873.3
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - NSPCT	Japan	Pending	2018-502040
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Prov - ORG	United States of America	Issued	62/138,850
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - NSPCT	Singapore	Pending	11201707924V
GAS FILLED DECELLULARIZED EXTRACELLULAR MATRIX	Utility - ORG	PCT	Pending	PCT/US2016/024032

U.S. Provisional Patent Application entitled FISTULA FILLER AND DEPLOYMENT SYSTEM, Application No.: 62/684,426; Filing Date: June 13, 2018, U.S. PROVISIONAL CONVERSION/ PARIS CONVENTION DEADLINE: JUNE 13, 2019

New Licensed Patent

U.S. Provisional Patent Application entitled IMPROVED DECELLULARIZATION OF ISOLATED ORGANS, Application No.: 62/821,620

U.S. Provisional Patent Application entitled NON-DESTRUCTIVE METHOD OF DEHYDRATION OF EXTRACELLULAR MATRIX OF DECELLULARIZED ORGANS AND PARTICLES FORMED THEREFROM, Application No.: 62/789,218

Other Licensed Patents

Title:	Matter Type	Country	Status	Application #
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	Australia	Issued	2006282783
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Australia	Issued	2013224686
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Australia	Pending	2017272168
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Belgium	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Belgium	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Switzerland	Issued	067900241
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Switzerland	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	China	Issued	200680030925.4
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	China	Issued	201210287455.7
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Germany	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Germany	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Germany	Issued	15170077.0
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	European Patent Office	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	European Patent Office	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	European Patent Office	Issued	15170077.0
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Spain	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Spain	Issued	111817979
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	France	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	France	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	France	Issued	15170077.0
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	United Kingdom	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	United Kingdom	Issued	11181797.9

DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	United Kingdom	Issued	15170077.0
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - ORG	Hong Kong	Issued	12109340.4
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - ORG	Hong Kong	Pending	16108222.5
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	Israel	Issued	189418
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Israel	Issued	233821
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Italy	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Italy	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	Republic of Korea	Issued	10-2008-7007151
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Republic of Korea	Issued	10-2013-7028378
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	Mexico	Issued	MX/a/2008/002589
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Mexico	Issued	MX/a/2014/006778
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Mexico	Pending	MX/a/2017/011107
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Netherlands	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Netherlands	Issued	111817979
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Poland	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Poland	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Sweden	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Sweden	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Singapore	Issued	201101898-3
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - DIV	Singapore	Pending	10201603074Q
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Turkey	Issued	06790024.1
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - EPPAT	Turkey	Issued	11181797.9
DECELLULARIZATION AND RECELLULARIZATION OF ORGANS AND TISSUES	Utility - NSPCT	United States of America	Issued	12/064,613

SCHEDULE 2

EXISTING PRODUCTS

Miromesh™ and MirodermTM products

and the following products in development or previously considered:

Tendon Wrap

Wound Particulate

Nerve Wrap

Void Filler

Fistula

SCHEDULE 3

MINIMUM ROYALTY

Five Hundred Thousand Dollars ($500,000.00) per calendar year (prorated to the Effective Date for the first year of the Term).